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                                                                  EXHIBIT 10(k)


        [NORWEST BANK LOGO                    Norwest Bank Arizona, N.A.
                                              Commercial Real Estate Department
                                              3300 North Central Avenue
                                              Mail Station 9008
                                              Phoenix, Arizona 85012
                                              602/263-7228
                                              Fax: 602/248-3667


August 28, 1996

Monterey Management Tucson, Inc.
Monterey Homes Tucson Corporation
Monterey Management, Inc.
Monterey Homes Corporation
6613 North Scottsdale Road, Suite #200
Scottsdale, Arizona 85250

RE:     Letter Loan Agreement

Gentlemen:

We are pleased to inform you that Norwest Bank Arizona, National Association (the "Bank"), has approved the Credit Facility described below, according to the terms and conditions set out in this Letter Loan Agreement (the "Agreement"), in addition to those set out in any other documents (collectively, the "Loan Documents") which may be signed in connection with this transaction.

         BORROWERS: For purposes of this Agreement, "Borrowers" shall mean, collectively, Monterey Management Tucson, Inc., Monterey Homes Tucson Corporation, Monterey Management, Inc. and Monterey Homes Corporation (the "Borrowers").

         GUARANTORS: For purposes of this Agreement, "Guarantors" shall mean, jointly and severally, Bill Cleverly, Steve Hilton and Benee Hilton (the "Guarantors").

         CREDIT FACILITY: Borrowers agree to borrow from the Bank, and, subject to the terms and conditions of this Agreement and the other Loan Documents, Bank agrees to loan, to or for the benefit of Borrowers, a sum not to exceed Seven Million Five Hundred Thousand and no/100ths Dollars ($7,500,000.00). Indebtedness arising under the Credit Facility shall be evidenced by and bear interest as provided in Bank's form of promissory note, dated August 28, 1996 (the "Note"), which shall be duly signed and delivered to Bank by Borrower, and all notes taken in renewal or modification of, additional to or substitution for it.

         LOAN FEE: Borrowers shall pay to the Bank upon acceptance of this Agreement a fee equal to three-quarters of one percent (3/4%) of the funded amount under the Credit Facility (the "Loan Fee"), which fee shall be deemed fully earned by the Bank and non-refundable to Borrowers.

         LOAN PURPOSE: The purpose of the Credit Facility is to partially fund distributions of Borrowers' Previously Taxed Earnings and 1996 subchapter S tax liabilities to Bill Cleverly and Steve Hilton prior to the merger of Borrowers with Homeplex Mortgage Investments Corporation ("Homeplex").

         MATURITY DATE: The Maturity Date of the Credit Facility is August 28, 1997.
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         INTEREST RATE: Interest on the Credit Facility shall be calculated at an annual rate equal to one-half of one percent (1/2%) in excess of the Base Rate on the basis of actual days elapsed in a year of 360 days. "Base Rate" means the rate established by the Bank from time to time as its "base" or " prime" rate of interest. The interest rate may vary as often as daily with any change in the Base Rate.


         REPAYMENT: The Credit Facility shall be repaid in successive monthly installments of principal in the amount of $500,000.00 each, plus interest, commencing on October 15, 1996, and continuing on the last day of each succeeding month until the Maturity Date, at which time the entire remaining balance of principal and interest shall be immediately due and payable. In addition, Borrowers shall make an additional principal reduction in the three month period ending May 31, 1997, in an amount of not less than $750,000.00.

         COLLATERAL: The Credit Facility shall be unsecured, however, Guarantors shall each, jointly and severally, guarantee repayment of all indebtedness arising under this Agreement. In addition, Bill Cleverly and Steve Hilton shall each pledge to Bank, to secure the respective guaranty of each, short-term U.S. Government Treasury instruments or blue chip or investment grade marketable securities in an amount of $3,750,000.00 or 50% of the maximum funded advances, whichever is less. The total value of these collateral securities owned, respectively by Bill Cleverly and Steve Hilton, shall be included as liquidity for the purposes of calculating the personal liquidity as described in Significant Covenants section xi.

         PREPAYMENT: The Credit Facility may be prepaid in whole or in part at any time upon written or telephonic notice to the Bank. Prepayment must be received by the Bank before 12:00 p.m. local time in Arizona on any business day in order for prepayment to be credited as of that business day. Prepayment received at 12:00 p.m. or later local time in Arizona on any business day will be credited as of the next business day.

         SIGNIFICANT COVENANTS: Not in limitation of any other covenants which may be required by the Bank pursuant to the Loan Documents, during the term of the Credit Facility or so long as any portion of it is outstanding, Borrowers shall:

         i. provide signed copies of each Guarantor's filed state and federal income tax returns with all schedules and attachments within 120 days after calendar year end, or when filed, if filed later;
         ii. provide a resolution from each Borrower authorizing the execution, delivery and performance of all of the Loan Documents
               by such Borrower and all acts and transactions   required or
               contemplated by them;

         iii.  provide quarterly company-prepared consolidated financial statements including each Borrower 30 days after each calendar month end;
         iv.   provide annual personal financial statements for each Guarantor within 30 days after each calendar year end;
         v.    provide CPA-audited annual consolidated financial statements including each Borrower within 90 days after each fiscal year end;
         vi.   not make any loans to others;
         vii.  not incur any obligations except for those incurred in the ordinary course of its business;
         viii. maintain a liquidity, measured quarterly, of not less than
               $500,000.00;
         ix.   not request Advances under the Credit Facility for the purpose of purchasing fixed assets or the making of investments;
         x.    maintain principal bank accounts with the Bank;
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         xi.  cause each of Bill Cleverly and Steve Hilton to maintain, at all times, personal liquidity of not less than 50% of the outstanding balance of the Credit Facility; and

         xii. pay all taxes when due.



         EXPENSES: Expenses, not limited to internal or external legal fees, an appraisal fee and an environmental assessment fee plus all costs incurred in connection with documenting, maintaining, and enforcing the Credit Facility, including, but not limited to, court costs and attorney fees, shall be paid by the Borrowers.

         CONDITIONS TO FACILITY: The Bank's obligation to provide or to fund all or any portion of the Credit Facility and the extension of credit, if any, set forth in the Loan Documents will be conditioned upon the following:

         i. no material adverse change in the condition, financial or otherwise, of Borrowers or Guarantors shall have occurred, and no action, suit or proceeding shall be instituted or threatened relating to the Credit Facility;
         ii. execution of and delivery to the Bank of the Loan Documents, all in form and substance satisfactory to the Bank and its counsel;

         iii. Borrowers shall hold harmless and indemnify the Bank from any and all claims of any nature arising out of Borrowers' business;
         iv. Borrowers shall not be in default of any of the terms of the Credit Facility, any of the Loan Documents or of any other agreement with the Bank;
         v Borrowers shall have received the consents and waivers of the holders of Borrowers' 13% Senior Subordinated Notes due 2001 (the "Senior Notes") and Warrantholders described in that certain Consent Solicitation Statement, dated August 7, 1996 and that certain undated Notice to Warrantholders;
         vi. Borrowers shall not be in default of any of the terms of the Senior Notes or any other loan agreement, indenture or material contract to which Borrowers, Guarantors or any of them are parties or by which they are bound;

         REPRESENTATIONS AND WARRANTIES:

         i. Borrowers jointly and severally represent and warrant to the Bank that this Agreement, the Loan Documents and the Credit Facility are, on the date of funding, and will be, following the Monterey Transactions and the Merger (as such terms are defined in that certain Agreement and Plan of Reorganization with Homeplex in the form previously provided by the Borrowers to the Bank), valid and binding obligations of the Borrowers, enforceable against them in accordance with their terms.

         ii. Guarantors jointly and severally represent and warrant to the Bank that the Guarantee provided by this Agreement, the Loan Documents and Credit Facility is, on the date of funding, and will be, following the Monterey Transactions and the Merger (as such terms are defined in that certain Agreement and Plan of Reorganization with Homeplex in the form previously provided by the Borrowers to the Bank), a valid and binding obligation of each Guarantor, enforceable against him in accordance with the terms of such Guarantee.

         iii. Borrowers and Guarantors jointly and severally represent and warrant to the Bank that the representations and warranties of each of them made in that certain Amended and Restated Loan Agreement, dated as of August 8, 1995, as amended and in effect on the date hereof, are true and correct and are incorporated by reference into this Agreement as if fully set forth herein.
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         EVENTS OF DEFAULT: Each of the following shall constitute an Event of
         Default:

         i. default in any payment of interest or of principal on the Note when due, and continuance thereof for 10 days;
         ii. default in the observance or performance of any agreement of any Borrower set forth in the Significant Covenants or Conditions to Facility hereof or in any other agreement between the Bank and the Borrower or evidence of indebtedness of any Borrower to the Bank;
         iii. default in the observance or performance of any other agreement of any Borrower herein set forth and continuance thereof for 30 days;
         iv. default by any Borrower or any Guarantor in the payment of any other indebtedness for borrowed money to any party or in the observance or performance of any term, covenant or agreement of any Borrower or any Guarantor in any agreement relating to any indebtedness to any party, the effect of which default is to permit the holder of such indebtedness to declare the same due prior to the date fixed for its payments under the terms thereof,
         v. any representation or warranty made by Borrowers herein or in any statement or certificate furnished by the Borrowers hereunder, is untrue in any material respect; or
         vi. the occurrence of any litigation or governmental proceeding which is pending or threatened against any Borrower or any Guarantor, which could have a material adverse effect on the Borrower's or Guarantor's financial condition or business, and which is not remedied within a reasonable period of time (a reasonable period of time not to exceed 10 days) after notice thereof to the Borrowers.

         REMEDIES: Immediately upon the occurrence of an Event of Default, or at any time thereafter, unless such Event of Default is remedied, the Bank or the holder of the Note may, by notice in writing to the Borrower, declare the Credit Facility to be terminated or the Note to be due and payable, or both, whereupon the Credit Facility shall immediately terminate or the Note shall immediately become due and payable, or both, as the case may be.

         BANKRUPTCY: If any Borrower or any Guarantor becomes insolvent or bankrupt, or makes an appointment for the benefit of creditors or consents to the appointment of a custodian, trustee or receiver for itself or for the greater part of its properties; or a custodian, trustee or receiver is appointed for the Borrower or any Guarantor or for the greater part of its properties without its consent and is not discharged within 60 days; or bankruptcy, reorganization or liquidation proceedings are instituted by or against the Borrower or any Guarantor and, if instituted against it, are consented to by it or remain undismissed for 60 days, or if any Guarantor shall die, then the Credit Facility shall immediately terminate and the Note shall automatically become immediately due and payable, without notice.

         MISCELLANEOUS:

         (i) Collateral securing the Credit Facility shall also secure any other indebtedness of the Borrower to the Bank, and collateral securing any other indebtedness of the Borrower to the Bank shall also secure the Credit Facility.

         ARBITRATION: Subject to the provisions of the next paragraph below, the Bank, the Borrowers and the Guarantors agree to submit to binding arbitration any and all claims, disputes and controversies
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         between or among them, whether or in tort, contract or otherwise (and their respective employees, officers, directors, attorneys and other agents) arising out of or relating to in any way (i) the Credit Facility and related loan and security documents which are the subject of this Agreement and its negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination; or (ii) requests for additional credit. However, "Core Proceedings" under the United States Bankruptcy Code shall be exempted from arbitration. Such arbitration shall proceed in Phoenix, Arizona, shall be governed by the Federal Arbitration Rules of the American Arbitration Association ("AAA"). The arbitrator shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

         Nothing in the preceding paragraph, nor the exercise of any right to arbitrate, shall limit the right of any party hereto (i) to foreclose against real or personal property collateral by the exercise of the power of sale, under a deed of trust, mortgage, or other pledge, security agreement or instrument, or applicable law; (ii) to exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) to obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or appointment of a receiver from a court having jurisdiction, before, during or after the pendency of any arbitration proceeding. The institution and maintenance of any action for such judicial relief, or pursuit of provisional or ancillary remedies, or exercise of self-help remedies shall not constitute a waiver of the right or obligation of any party to submit any claim or dispute to arbitration, including those claims or disputes arising from exercise of any such judicial relief, or provisional or ancillary remedies, or exercise of self-help remedies.

         Arbitration under this Agreement shall be before a single arbitrator, who shall be a neutral attorney who has practiced in the area of commercial law for at least 10 years, selected in the manner established by the Commercial Arbitration Rules of the AAA.

         AGREEMENT CONTROLS: The Loan Documents shall include this Agreement and any prior loan agreement, letter agreement or other agreement between Bank and Borrowers or any one of them. In the event of a conflict between any of the provisions of this Agreement and any provisions of any other Loan Documents, the provisions of this Agreement shall control.

         ACCEPTANCE REQUIRED: It is a condition of this Agreement that Borrowers and Guarantors accept it in writing by signing the original, or a counterpart of the original which shall have the same effect as signing of a single original, and by returning the accepted Agreement with the Loan Fee to the Bank. If Borrowers and Guarantors fail to accept and return this Agreement with the Loan Fee, the Bank shall have no obligation under it.




NORWEST BANK ARIZONA,
NATIONAL ASSOCIATION



By: /s/ KEVIN KOSAN
    _______________________________
    Kevin Kosan, Vice President
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         Accepted and approved this 4th day of September, 1996.



Monterey Management Tucson, Inc.             Monterey Homes Tucson Corporation



By: /s/ Larry W. Seay                        By: /s/ Larry W. Seay
----------------------------------           ----------------------------------
Its: Vice President                          Its: Vice President


Monterey Management, Inc.                    Monterey Homes Corporation



By: /s/ Larry W. Seay                        By: /s/ Larry W. Seay
----------------------------------           ----------------------------------
Its: Vice President                          Its: Vice President


/s/ Bill Cleverly                             /s/ Steve Hilton
----------------------------------           ----------------------------------
Bill Cleverly, Guarantor                     Steve Hilton, Guarantor


/s/ Benee Hilton
----------------------------------
Benee Hilton, Guarantor